EXHIBIT 99.1

SolarWindow Bolsters Glass Expertise in its Push to

Manufacture Electricity-Generating Window Products

Scottsdale, AZ – April 4th 2019 – SolarWindow Technologies, Inc. (OTC: WNDW; www.solarwindow.com), developer of transparent liquid coatings that convert passive windows into electricity-generating windows, is pleased to announce the appointment of third-generation glass industry professional, Mr. Tim Widner, to its Advisory Board.

During a career that spans over two decades, Mr. Widner has overseen the production of 300 million square feet of tempered glass and more than 30 million insulated glass units (IGUs).

Mr. Widner has amassed a broad range of valuable experience in the glass fabrication operations of the commercial, residential and transportation segments with expertise in manufacturing operations, product design and development, strategic sales, and process engineering. Currently, he manages glass fabrication operations throughout North America and Europe as the Director of Glass Fabrication and Technical Services for Lippert Components, Inc., which is a subsidiary of New York Stock Exchange listed LCI Industries.

“After just one meeting with SolarWindow’s Chairman, Mr. Harmel Rayat, I instantly knew that the company had a revolutionary technology,” stated Mr. Widner.

“Having spent my entire career in the glass business, there is no question in my mind that SolarWindow has a one-of-a-kind breakthrough in a $100 billion industry that is desperately thirsty for innovation. Electricity-generating glass could change the glass and building industries as dramatically as anything I have ever seen to-date.”

Mr. Widner is a participating member of the Glass Association of North America and has served on the technical committees of an array of glass and fenestration related industry associations. In addition to various consultation roles to the glass and window industry, he has also served as Plant Manager of a commercial glass fabrication facility, Director of Manufacturing for a national vinyl window manufacturer and General Manager of a custom glass products organization.

Tim Widner, third-generation glass industry professional, joins SolarWindow Advisory Board.

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Mr. Widner’s appointment to the SolarWindow Advisory Board follows several other important corporate advancements in recent months, including:

▪	An investment of almost $25 million into SolarWindow by Kalen Capital Corporation, the family office of Chairman and majority stockholder, Mr. Harmel Rayat;

▪	The appointment of Mr. Bob Levine to the Board of SolarWindow. With approximately 5,000 real estate professionals in 120 offices, Mr. Levine is the co-founder of one of the fastest growing real estate companies in the world;

▪	The ordering of high-volume process equipment for manufacturing of SolarWindow™ electricity-generating glass products at commercial scale; and

▪	The hiring of additional key staff members to grow SolarWindow’s technical and production teams, with more to follow by year-end.

Commenting on the appointment of Mr. Tim Widner to the company’s Advisory Board, Mr. Harmel Rayat states, “As I wrote in my March 26th letter to shareholders, I have recently been in contact with numerous glass professionals, developers and building owners around the world, all of whom are eagerly awaiting the commercial debut of a brand new form of electrification – the SolarWindow™.

“As a third-generation glass professional, Tim Widner is among the most impressive and dynamic individuals that I have ever met. With his extensive experience, combined with his global perspective and wide-ranging industry network, Tim is an important addition to our team. We look forward to his assistance with product development and the commercial manufacturing of our electricity-generating glass products.”

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated company power and financial modeling.

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For additional information, please call Harmel S. Rayat at 800-213-0689.

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Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

Social Media Disclaimer

SolarWindow investors and others should note that we announce material information to the public about the company through a variety of means, including our website (http://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (http://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (http://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “Company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company’s products, technical problems with the Company’s research and products, price increases for supplies and components, litigation and administrative proceedings involving SolarWindow, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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